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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-40363, 333-51585, 333-81351, 333-89280, 333-100224, 333-113723, 333-117258, 333-140746 and 333-141330 on Form S-8 and Registration Statement No. 333-124383 on Form S-3 of our report dated April 30, 2008, relating to the consolidated financial statements and financial statement schedule of The Pep Boys—Manny, Moe & Jack and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Financial Accounting Standards Board Interpretation ("FIN") 48, Accounting for Uncertainty in Income Taxes, Statement of Financial Accounting Standards ("SFAS") No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, SFAS No. 123 (revised 2004), Share-Based Payment, and FIN 47, Accounting for Conditional Asset Retirement Obligations, as of February 4, 2007, February 3, 2007, January 29, 2006, and January 28, 2006, respectively) and our report dated April 30, 2008 (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of The Pep Boys—Manny, Moe & Jack for the fiscal year ended February 2, 2008.

Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 30, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM